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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SL GREEN REALTY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	13-3956775 (I.R.S. Employer Identification Number)
420 Lexington Avenue New York, New York (Address of Principal Executive Offices)	10170 (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

        Securities Act registration statement file number to which this form relates: 333-113076

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series D Cumulative Redeemable Preferred Stock, par value $.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

        This amendment to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 20, 2004 is being filed in order to amend Item 1 in its entirety and to replace such item as set forth below.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information required by this Item 1 is set forth under the caption "Description of Series D Preferred Stock" in the Registrant's prospectus supplement dated July 9, 2004 and under the caption "Description of Preferred Stock" in the Registrant's prospectus dated March 11, 2004, as filed with the Commission on July 13, 2004 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 333-113076), covering the offer and sale of shares of the class of securities to be registered hereby, which descriptions are incorporated herein by reference.

ITEM 2. EXHIBITS.

        The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SL GREEN REALTY CORP.
Date:	July 14, 2004	By:	/s/ GREGORY F. HUGHES Gregory F. Hughes Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of the Company, incorporated herein by reference to Amendment No. 2 of the Company's Registration Statement on Form S-11, File No. 333-50311.
3.2
Articles Supplementary designating the Company's 7.875% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share, incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K dated July 14, 2004.
4.1
Form of stock certificate evidencing the 7.875% Series D Cumulative Redeemable Preferred Stock of the Company, liquidation preference $25.00 per share, par value $.01 per share, incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K dated May 20, 2004.

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EXPLANATORY NOTE
INFORMATION REQUIRED IN REGISTRATION STATEMENT
  ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
  ITEM 2. EXHIBITS.
SIGNATURES
EXHIBIT INDEX